SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 19, 2003

Date of Report

(Date of earliest event reported)

Merix Corporation

(Exact Name of Registrant as Specified in Charter)

Oregon (State or Other Jurisdiction of Incorporation)	0-23818 (Commission File No.)	93-1135197 (IRS Employer Identification No.)

1521 Poplar Lane, Forest Grove, Oregon 97116

(Address of principal executive offices, including Zip Code)

503-359-9300

(Registrant’s telephone number, including area code)

Item 5.  Other Events

The following officers of Registrant have entered into prearranged trading plans with D.A. Davidson & Company pursuant to which D.A. Davidson will undertake to sell up to 63,938 shares from “same day sale” option exercises at specified intervals from September 29, 2003 through December 15, 2003.

Specifically, Mark Hollinger, Chairman, Chief Executive Officer and President; Janie Brown, Sr. Vice President and Chief Financial Officer; Daniel Olson, Sr. Vice President, Sales and Marketing; and Anaya Vardya, Sr. Vice President, Operations have established trading plans to sell up to 24,000, 3,500, 30,000 and 6,438 shares, respectively, provided the limit order prices specified in the plans are met.

The stock options subject to the trading plans were granted in 1998 and 1999 and 63,000 of these options will expire on various dates through October 2004 if not exercised.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 19, 2003	/s/ Janie S. Brown
Janie S. Brown Sr. Vice President, Chief Financial Officer, Treasurer and Secretary